Exhibit 99.3

Epoch Biosciences, Inc.

Balance Sheets

(unaudited)

	December 31, 2003	September 30, 2004
Assets

Current assets:
Cash and cash equivalents	$4,415,298	$8,534,534
Restricted cash	—	102,321
Accounts receivable, net of allowance of $63,311 and $70,968	1,342,377	1,730,473
Inventory	97,540	92,203
Prepaid expenses and other assets	216,547	225,703

Total current assets	6,071,762	10,685,234

Property and equipment, net	2,569,552	2,411,052
Identifiable intangible assets, net	867,647	—

Restricted cash	653,723	580,666
Other assets	10,000	2,296

Total assets	$10,172,684	$13,679,248

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term obligations	$524,562	$426,651
Accounts payable and accrued liabilities	1,452,733	1,849,261
Deferred revenue – current portion	451,338	401,113
Common stock warrants	—	879,314

Total current liabilities	2,428,633	3,556,339

Long-term obligations, less current portion	358,764	290,418
Deferred revenue, less current portion	2,510,548	2,561,051
Deferred rent	332,984	386,258

Stockholders’ equity:
Preferred stock, par value $.01; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $.01; 50,000,000 shares authorized; shares issued and outstanding: 26,155,484 at December 31, 2003 and 28,686,337 at September 30, 2004	261,555	286,863
Additional paid-in capital	83,191,731	87,120,182
Accumulated deficit	(78,911,531)	(80,521,863)

Total stockholders’ equity	4,541,755	6,885,182

Total liabilities and stockholders’ equity	$10,172,684	$13,679,248

See accompanying notes to financial statements.

Epoch Biosciences, Inc.

Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2003	2004

Revenue:
Product sales	$2,127,171	$1,834,778
License fees and royalty income	3,908,474	4,340,290
Contract research revenue	842,064	100,134

Total revenue	6,877,709	6,275,202

Operating expenses:
Cost of product sales	1,845,268	1,158,728
Research and development	3,295,408	2,827,767
Selling, general and administrative	3,214,457	4,104,896
Loss on sale of San Diego operations	2,804,862	—
Termination of license rights	—	823,529

Total operating expenses	11,159,995	8,914,920

Operating loss	(4,282,286)	(2,639,718)

Interest income, net	16,531	54,631
Warrant valuation adjustment	—	974,755

Net loss	$(4,265,755)	$(1,610,332)

Net loss per share - basic and diluted	$(0.16)	$(0.06)

Weighted average number of common shares outstanding – basic and diluted	25,923,936	28,140,604

See accompanying notes to financial statements.

Epoch Biosciences, Inc.

Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2003	2004
Cash flows from operating activities:
Net loss	$(4,265,755)	$(1,610,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization:
Property and equipment	625,976	484,002
Intangible assets	154,958	44,118
Issuance of common stock warrants for services	2,252	1,164
Warrant valuation adjustment	—	(974,755)
Loss on sale of San Diego operations	2,804,862	—
Termination of license rights	—	823,529
Interest accrued on restricted cash	(29,158)	(29,264)
Deferred revenue	(141,204)	278
Deferred rent	67,666	53,274
Changes in operating assets and liabilities:
Accounts receivable	685,152	(388,096)
Inventory	269,110	5,337
Prepaid expenses and other assets	3,436	(1,452)
Accounts payable and accrued liabilities	(418,266)	396,528

Net cash used in operating activities	(240,971)	(1,195,669)

Cash flows from investing activities:
Acquisition of property and equipment	(398,125)	(325,502)
Proceeds from sale of assets, net	1,081,561	—

Net cash provided by (used in) investing activities	683,436	(325,502)

Cash flows from financing activities:
Proceeds from bank loan	598,043	271,324
Repayment of long-term obligations	(411,872)	(437,581)
Proceeds from exercise of warrants	212,500	—
Proceeds from exercise of stock options	237,267	58,567
Proceeds from the issuance of common stock and warrants	—	5,748,097

Net cash provided by financing activities	635,938	5,640,407

Net increase in cash and cash equivalents	1,078,403	4,119,236
Cash and cash equivalents at beginning of period	3,507,645	4,415,298

Cash and cash equivalents at end of period	$4,586,048	$8,534,534

Supplemental disclosure of cash flow information – Interest payments	$28,368	$25,865

Non-cash financing activities - Fair value of common stock warrants originally classified as liability	$—	$1,854,069

See accompanying notes to financial statements.

Epoch Biosciences, Inc.

Notes to Financial Statements

September 30, 2004

(unaudited)

1.	Summary of Significant Accounting Policies

(a)	Nature of Business

Epoch Biosciences, Inc. is a biotechnology company developing technologies and products to help scientists, clinicians, and physicians around the world perform genetic research to improve our lives and our environment. Genetic analysis has become a pervasive activity in academic, biopharmaceutical, clinical, agricultural, veterinary and forensic laboratories. Our technologies facilitate rapid, accurate and cost-effective genetic analysis at the scale necessary to generate the massive amounts of genetic information being studied today.

As the human genome and other animal and plant genomes are sequenced, the task of understanding the structure and function of genes lies before us. Researchers want to know when and why a gene switches on and begins producing its protein (gene expression) and what the gene’s protein does in the body (proteomics); they also want to know what the genetic differences among individuals mean for their health and susceptibility to disease. For example, single nucleotide polymorphisms, or SNPs, are tiny differences in our DNA that make humans different from one another. SNPs have been linked to susceptibility to diseases, and to people’s response to medications.

Our technologies are useful in genetic research, drug development, prenatal testing, molecular diagnostics, including infectious disease, oncology, genetic disease and population screening to assess our risk of disease or to predict our response to drugs. Our products also have application in forensics, food testing, and environmental testing, including bio-warfare and bioterrorism.

We market our products directly to end-users and through distributors that provide worldwide reach, and license our technologies to other companies for incorporation into their products.

In September 2004, we announced a definitive agreement to merge with a wholly-owned subsidiary of Nanogen, Inc. (“Nanogen”), pursuant to which each share of Epoch common stock outstanding at the effective time of the merger will be converted into the right to receive a fraction of a share of Nanogen common stock and Epoch will become a wholly-owned subsidiary of Nanogen. See “Merger Agreement with Nanogen” in Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(b)	Basis of Presentation

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required to be presented for complete financial statements. The accompanying financial statements include all adjustments (consisting only of normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

The financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to the audited financial statements for the preceding fiscal year. Accordingly, these financial statements should be read in conjunction with the audited financial statements and the related notes included in our 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

(c)	Stock-Based Compensation

We apply APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in measuring compensation costs for our employee stock option plans. We disclose proforma net loss and net loss per share as if compensation cost had been determined consistent with Statement of Financial Accounting Standard (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Stock options and warrants issued to non-employees are accounted for using the fair value method prescribed by SFAS 123 and Emerging Issues Task Force 96-18.

Had we determined compensation cost based on the fair value of our stock options on the grant date under SFAS 123, our net loss and net loss per share would have been the pro forma amounts indicated below:

	Nine months ended September 30,
	2003	2004
Net loss:
As reported	$(4,265,755)	$(1,610,332)
Add: Stock-based employee compensation expense included in reported net loss	-0-	-0-
Deduct: Stock-based employee compensation determined under fair value based method for all awards	(765,368)	(714,484)

Pro forma	$(5,031,123)	$(2,324,816)

Net loss per share – basic and diluted:
As reported	$(0.16)	$(0.06)

Pro forma	$(0.19)	$(0.08)

	Nine months ended September 30,
	2003	2004
Weighted average fair value of option granted using the Black-Scholes option pricing model	$1.76	$1.87
Options granted during the period	202,500	662,420
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	2.88%	3.33%
Expected volatility	126%	96%
Expected life in years	5	5

In March 2004, the Financial Accounting Standards Board issued an Exposure Draft of a proposed Statement of Financial Accounting Standards entitled “Share-Based Payment.” This proposed Statement addresses accounting for stock-based compensation and would result in stock-based compensation costs, including employee options, being recognized as an expense in the financial statements. The proposed Statement would eliminate the ability to account for stock-based compensation transactions using the intrinsic value method under APB Opinion No. 25, and generally would require that such transactions be accounted for using a fair-value based method. If approved, the proposed statement would be applied to public entities, prospectively, for periods beginning after June 15, 2005.

(d)	Net Loss Per Share

Basic loss per share is computed based on weighted average shares outstanding during the reporting period and excludes any potential dilution. Diluted per share amounts reflect potential dilution from the exercise or conversion of securities into common stock or from other contracts to issue common stock. Our capital structure includes common stock options and common stock warrants, of which the following have been excluded from the net loss per share calculation as they are antidilutive.

	September 30,
	2003	2004
Outstanding options excluded from net loss per share	2,352,542	2,651,535
Outstanding warrants excluded from net loss per share	90,000	906,000

(e)	Concentration of Credit Risk

Credit is extended based on an evaluation of a customer’s financial condition and collateral is generally not required. The majority of revenues are derived from private and public companies and public enterprises in the research market in the United States.

The table below summarizes the revenue and approximate accounts receivable of our customers where our risk is significantly concentrated.

	Percent of Revenues		Accounts Receivable
	Nine months ended Sept 30,
	2003	2004	Dec 31, 2003	Sept 30, 2004
Customer:
Applied Biosystems, Inc.	54%	66%	$1,134,000	$1,324,999
Amersham Biosciences	16%	0%	$18,000	$—

The amounts due from Applied Biosystems in the above chart primarily represent quarterly royalties and have historically been paid in accordance with the terms of the underlying agreement.

(f)	Private Equity Financing

On February 23, 2004, we consummated the issuance of 2,470,000 newly-issued shares of our common stock, and warrants to purchase 741,000 newly-issued shares of our common stock, to a small number of institutional investors, resulting in our receipt of $6,175,000 in gross proceeds, prior to placement agent fees and other offering costs totaling $427,000 and the exercise of the warrants. Investors received a warrant to purchase 0.3 shares of common stock for each share of common stock purchased. The effective price in the private placement was $2.50 for each unit, consisting of one share of common stock and a warrant to purchase 0.3 shares of common stock. The warrants have an exercise period of five years and an exercise price of $3.89 per share. Our placement agent with respect to the transaction received a cash fee equal to 5.5% of the gross proceeds, and its affiliates received warrants to purchase an aggregate of 75,000 shares of our common stock, carrying the same terms as the warrants received by the investors. The registration statement covering the resale by the investors of these shares and the shares of common stock issuable upon exercise of the warrants was declared effective by the

SEC on April 30, 2004. Accordingly, these shares and the shares issuable upon exercise of the warrants may be offered or re-sold in the United States, pursuant to the effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

The warrants issued in the private equity placement provide for cash redemption by the warrant holders upon the occurrence of a change in control that may be outside of the control of our Board of Directors, subject to certain exceptions. As a result, and in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock,” the fair value of the warrants, measured using the Black-Scholes valuation method, is recorded as a current liability on our balance sheet. The decrease in the market price of our common stock and other changes in the valuation assumptions from the closing of the equity placement on February 23, 2004 to June 30, 2004 resulted in a decrease in the value of the warrants between these dates of $941,000 and further changes in the valuation assumptions between July 1, 2004 and September 30, 2004 resulted in a decrease in the value of the warrants between these dates of $34,000. Therefore, we reported $975,000 as a warrant valuation adjustment in our statements of operations for nine month period, ending September 30, 2004.

The assumptions used in the Black-Scholes pricing model were:

	February 23, 2004	March 31, 2004	June 30, 2004	September 30, 2004
Expected dividend yield	0.0%	0.0%	0.0%	0.0%
Risk-free interest rate	3.03%	2.81%	3.81%	3.41%
Expected volatility	104%	99%	90%	90%
Remaining contractual life in years	5.0	4.9	4.7	4.4

Until the warrants are exercised or expire, the valuation of the warrants and the corresponding liability will be re-measured quarterly and the financial statements will reflect a non-cash valuation adjustment based on the change in the fair value of the warrants at the end of each reporting period.

(g)	Bank Financing

Our term loan facility expired on June 30, 2004 and our working capital line of credit expired August 2004. We have had discussions with the commercial lender about the renewal of the term loan facility. There can be no assurance that such discussions will lead to a renewal of that facility on acceptable terms, or at all.

(h)	Amendment to Stock Option Plans

In accordance with the terms of our stock option plans (the “Plans”), our Compensation Committee, as the administrator of the Plans, has resolved to extend the option exercise period for optionees whose services are terminated under certain circumstances following the closing of the proposed merger with Nanogen.

Each of the outstanding options held by our officers has been amended in connection with the proposed merger with Nanogen so that in the event such individual’s employment is terminated without cause, or he resigns for good reason, within 12 months following the closing of the merger, such options shall remain exercisable for the vested shares subject to that option, including the shares which vest upon an accelerated basis at the time of such cessation of service, until the earliest to occur of (i) the end of the twelve-month period following such cessation of service, (ii) the expiration of the option term or (iii) a merger or acquisition of Nanogen in which that option is not assumed or otherwise continued.

Each of the outstanding stock options held by the non-employee members of the Epoch Board and non-officer employees has been amended in connection with the proposed merger with Nanogen so that in the event such individual’s service or employment, respectively, is terminated without cause, or he resigns for good reason, within six months following closing of the merger, such options shall remain exercisable for the vested shares subject to that option, including the shares which vest upon an accelerated basis at the time of the merger, until the earliest to occur of (i) the end of the 12-month period following such cessation of board service, (ii) the expiration of the option term or (iii) a merger or acquisition of Nanogen in which that option is not assumed or otherwise continued.

The foregoing amendment shall only be effective if the proposed merger with Nanogen is consummated, and, with respect to options that have been designated as incentive stock options, if the optionee consents in writing, agreeing to the amendment of the option and its impact on the incentive stock option status of the option.

All other terms and conditions of the Plans, and the Stock Option Agreements thereunder, shall remain in full force and affect.

(i)	Termination of License Rights

In the third quarter of 2004, we terminated a license agreement we had entered into in October 2001 with Incyte Corporation (“Incyte”) which provided us with access to the gene sequence content from Incyte’s LifeSeq Gold® and ZooSeq® databases for use in the design, manufacture, and sale of MGB Eclipse probe products. As a result of the termination, we recognized an $824,000 non-cash charge in the third quarter, representing the remaining book value of the consideration originally paid for the license. In our determination, the value of the databases content no longer justified the minimum cash royalty payments under the original license agreement and termination of this agreement eliminates the future payment of royalties that were required by this license.